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                                                                   EXHIBIT 10.4

                         TECHNOLOGY LICENSING AGREEMENT

         THIS AGREEMENT ("The Agreement") is made this _____ day of December, 1999, by and between Chequemate International, Inc., a corporation organized and existing under the laws of the State of Utah, one of the United States of America, d/b/a C3D Digital, Inc., ("Licensor"), having its principal place of business at 330 Washington Boulevard, Suite 507, Marina del Rey, California 90292, and Iehab Hawatmeh, an individual residing at 12008 South Bluffview Drive, Sandy, Utah 84092, ("Licensee").

         WHEREAS, Licensor is the owner of certain intellectual property and technology (the "Know-how") relating to the conversion of two dimensional imagery to pseudo-stereoscopic imagery, as incorporated in a consumer product known as a "Realeyes" unit, previously manufactured by Circuit Technology Corporation, and

         WHEREAS, Licensee desires to obtain a nonexclusive license to use the Know-how, and Licensor desires to grant this license to Licensee on terms and conditions acceptable to the parties; and

         WHEREAS, the quality of the goods manufactured by the Licensee pursuant to this Agreement and the maintenance of the Know-how in confidence are material conditions of this Agreement and Licensor's grant of the license contained in this Agreement;

         NOW, THEREFORE, in consideration of the mutual promises contained herein and intending to be legally bound hereby, Licensor and Licensee agree as follows:

1   GRANT OF RIGHTS.  Licensor grants Licensee the nonexclusive license to manufacture, use, and sell Realeyes units, using and incorporating the Know-how, subject to the terms and conditions set forth in this Agreement. Nothing in this Agreement should be construed to prohibit the granting of other or similar licenses to any person or entity, or to prohibit the Licensor from manufacturing, using, or selling products incorporating the Know-how. In the event that Licensor develops or discovers modifications to or improvement in the technology embodied in the Know-how that it deems in its sole discretion to be useful to the Licensee's use of the rights granted by this Paragraph 1 (the "Improvements"), Licensor must promptly disclose the Improvements to Licensee in writing and offer a license to use the Improvements upon the terms and conditions set forth in this Agreement.

2   GRANT-BACK TO LICENSOR.  Licensee grants to Licensor a nonexclusive royalty-free license to use any modification of or improvement to, any technology used by Licensee pursuant to this Agreement and promptly to disclose all such modifications and improvements to Licensor.

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3   WARRANTIES BY LICENSOR.  Licensor warrants and represents that it is the sole owner of the intellectual property, and that the practice of the art disclosed in the intellectual property will not constitute an infringement of the rights of any third party. Licensor indemnifies Licensee against and holds Licensee harmless from any loss, damage, or claim, including reasonable attorney fees, arising from or relating to any breach of the warranties contained in this Paragraph 3. Licensor reserves the right to control the defense of any resulting suit or claim, including without limitation the right to choose counsel and to settle and dispose of the suit or claim as it deems appropriate in its sole discretion.

4   ROYALTIES.  As and for full consideration for the rights granted in this
Agreement, Licensee will pay to the Licensor the following:

              a. Initial Payment. Licensee will pay to Licensor One Hundred Twenty Five Thousand Dollars ($125,000.00) upon execution of this Agreement.

              b. Additional Royalties. Licensee will pay to Licensor on the first day of each month during any term of this Agreement a sum equal to $3.00 for each Realeyes unit sold by Licensee during the preceding month.

              c. Access to Records. Licensee will maintain records of (1) the manufacture, lease, sale or other disposition of all goods and articles manufactured pursuant to this Agreement. These records must be accurately maintained and conform to all generally accepted accounting standards. Licensee will permit access by Licensor to all these records during normal business hours. In the event that Licensor discovers that the records have not been maintained or are not accurate or that Licensee has failed to make any payment of any royalties required by the Agreement as shown by the records, Licensee shall reimburse Licensor for the cost of reviewing the records, including reimbursement of all reasonable accountant and attorney fees.

5   SUB-LICENSE.  Licensee may not grant any sub-license of any of the rights granted by this Agreement without the prior written permission of Licensor.

6   CONFIDENTIALITY.  Licensee acknowledges and agrees that all Know-how and other manufacturing, sales, marketing, technical, and other information disclosed to it by Licensor is confidential and proprietary to Licensor (the "Confidential Information") and acknowledges that the unauthorized disclosure of any of the Confidential Information will result in immediate and irreparable competitive injury to Licensor. Licensee may disclose the Confidential Information only to those of its employees to whom such disclosure is necessary to permit the manufacture, use, and sale of the products which incorporate the Know-how and may not disclose any of the Confidential Information to any other person or entity without the prior written approval of Licensor.

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7   QUALITY.  All goods manufactured, sold, or otherwise disposed of by
Licensee pursuant to this Agreement must meet reasonable quality standards as imposed by Licensor. Licensee will permit Licensor access to its manufacturing facilities during normal working hours for the purpose of ensuring that Licensee's manufacturing practices conform to the requirements of this Paragraph 7.

8   NON-COMPETITION.  Licensee may not during any term of this Agreement engage in the manufacture, use, or sale of any goods or articles that compete with or have a similar use or application as the goods manufactured pursuant to this Agreement.

9   TECHNICAL ASSISTANCE.  Licensor will provide, at Licensee's sole expense, sufficient technical assistance to enable Licensee to manufacture the products incorporating the Know-how.

10 INFRINGEMENT. In the event that Licensee becomes aware of any act that may constitute an infringement of any right granted by this Agreement, Licensee must promptly notify Licensor of that act. Thereafter, Licensee will, at Licensor's expense, assist Licensor in the prosecution of any claim or action arising from or relating to that act, provided that Licensee must bear all attorney fees and expenses incurred as a result of Licensee's use of counsel other than or in addition to counsel retained by Licensor.

11 TERM AND TERMINATION. The term of this License shall be perpetual, unless Licensee materially breaches any of his obligations hereunder, and fails to cure such breach within thirty days of written notice thereof. In the event that a material breach remains uncured after such thirty day period, this License shall be terminated.

12 ARBITRATION. All disputes arising from or relating to this Agreement or its breach are to be finally decided by arbitration conducted under the rules of the American Arbitration Association, governing commercial disputes.

13 ASSIGNMENT. Licensee may not assign this Agreement or any right granted herein without the prior written consent of Licensor.

14 ENTIRE AGREEMENT. This Agreement constitutes the entire agreement between Licensor and Licensee with regard to its subject matter, and no prior, simultaneous, or collateral promises or representations not expressly contained in this Agreement are of any force or effect.

15 TAXES, EXPENSES, COMPLIANCE WITH LAW. Licensee will pay and discharge or cause to be paid and discharged as and when they become due all taxes, levies, assessments, governmental charges, fines and penalties of whatsoever nature lawfully imposed in connection with its activities under this Agreement and any income derived from this Agreement.

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16  APPLICABLE LAW.  This Agreement is governed by and construed under the laws of the State of California, applicable to contracts executed or performed in California.

19 BOARD OF DIRECTORS APPROVAL. This Agreement is subject to the approval of the Licensor's Board of Directors, which approval shall be promptly sought by the officer whose signature appears below.

CHEQUEMATE INTERNATIONAL, INC.


By:
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      J. Michael Heil, CEO




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         Iehab Hawatmeh





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